PURCHASE AGREEMENT


      This Purchase Agreement (the "Agreement") entered into and effective as of the 18 day of April, 2002, by and between Texas Roadhouse Holdings LLC., 6040 Dutchmans Lane, Suite 400, Louisville, KY 40205 (the "Seller") and, AEI Income & Growth Fund 24 LLC, a Delaware limited liability company or its assigns (the "Buyer")

1. PROPERTY. Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Parcel"). Seller wishes to sell and Buyer wishes to purchase the
Parcel and all improvements thereon after Seller has developed a Texas Roadhouse restaurant (the "Improvements") on the Parcel (the Parcel and the Improvements collectively, the "Property").

2. LEASE. The Property is being sold subject to executing a Lease on the Property by and between Buyer, as lessor, and Seller as lessee (the "Lessee"), to be dated effective as of the Closing Date of the purchase contemplated herein (the "Lease"). Said Lease form shall be as attached hereto and incorporated herein by reference as Exhibit " B".

3. CLOSING DATE. The closing date on the Buyer's purchase of the Property shall be April 10, 2002, or earlier by mutual agreement of the parties (the "Closing Date").

4. PURCHASE PRICE. The purchase price for the Property shall not exceed $1,960,000 (the "Purchase Price"), which as a contingency to Buyer's obligations hereunder must be supported by an MAI appraisal of the Property to be provided by Seller to Buyer as described in Article 8.03 hereof, and evidence of the actual costs of the land and improvements paid by Seller as described in Article 8.01 hereof, in connection with the development of the Property. If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with a title company acceptable to Buyer as described in Article 6 hereof (the "Closing Agent") on or before the Closing Date.

5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6. TITLE. Seller shall deliver to Buyer a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner-most recent edition) issued by Republic Title of Texas, Inc. 2626 Howell Street, 10th Floor, Dallas, TX 75204, as insured closing agent for a nationally recognized title insurance company (the "Title Company"), insuring marketable title in the Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require, including extended coverage and owner's comprehensive coverage (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured. The Title Commitment shall also include an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Property and the tax year to which they relate, shall state whether taxes are current and if not, show the amounts unpaid, the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased. All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Title
Commitment. Copies of all instruments creating such exceptions must be attached to the Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the First Contingency Period, whichever is later to be consistent with Article 8.01 hereof, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and have no further force and effect.

      The Buyer shall also have ten (10) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have ten (10) business days to review any such items. Such ten (10) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title. The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the
Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty
(30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and have no further force and effect.

7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer. Buyer acknowledges Seller has paid the site inspection fee of $2,500 and that Buyer has approved the Property.

8.   DUE DILIGENCE AND CONTINGENCY PERIODS.

8.01 FIRST DUE DILIGENCE DOCUMENTS AND FIRST CONTINGENCY PERIOD. Buyer shall have until the later of 1) the end of the business day on March 29, 2002 or 2) the end of the fifth (5th) business day after the delivery of all of the First Due Diligence Documents, as described below, to be delivered by Seller at Seller's expense and such documents to be of current or recent date and certified to Buyer, (the "First Contingency Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, the Property and this transaction:

     (a)  The Title Commitment and back-up documentation;

     (b) Preliminary ALTA boundary survey of the Property as described on Exhibit "C" attached hereto.

     (c) Phase I environmental assessment report and Reliance Letter prepared by a company satisfactory to Buyer containing evidence that the Property complies with all federal, state and local environmental regulations;

     (d) Copies of the certificates of insurance policies for Lessee as required by the Lease;

     (e)  Final   plans   and   specifications   for   the
          Improvements;

     (f)  Zoning compliance letter from the municipality  or
          county  exercising  land  use  control  over   the
          Property in form and substance satisfactory to Buyer, to be obtained by Seller;

     (j) Financial statements of the Lessee as required by the Lease.

     (k) Site plan and map(s) showing site and location of competition;

     (l) Demographic report showing data on trade area and the neighborhood, if available;

     (m) Copies of the Articles of Incorporation, the By-Laws or Operating Agreement and a current
          Certificate of Good Standing for the Lessee, together with all other documents Buyer or Title Company deem necessary to support the authority of the persons executing any documents on behalf of the Seller;

     (n)  Soils report;

     (o)  Project Cost/Budget;

     (p)  Utility contacts;

     (q)  Certificate of Completion executed by the  General
          Contractor, and;

     (r)  Certificate of Occupancy

      (All of the above described documents (a) through  (r)
are   hereinafter  collectively  the  "First  Due  Diligence
Documents").

      After receipt and review of the First Due Diligence Documents of the Property, Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

8.02 FORM OF CLOSING DOCUMENTS. Prior to the end of the First Contingency Period, Seller and Buyer shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Article 14 hereof:

     (a)  General warranty deed;

     (b)  Seller's and Lessee's Affidavit;

     (c)  FIRPTA Affidavit;

     (d)  Hazardous Waste Indemnification;

     (e) Assignment and Consents of warranties from the party or parties constructing the Improvements on the Property;

     (f) Opinion of Counsel re: enforceability of the Lease;

     (g) Opinion of Counsel re: due authority of the Lessee;

     (h) Certificate of Completion executed by the general contractor and Seller, certifying that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and private restrictive covenants, if any, and the objective provisions and regulations of the Americans with Disabilities Act;

     (i)  Estoppel from Lessee;

     (j)  Assignment of the Membership Agreement for the 50-94
          Partnership and;

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (j) prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and neither party shall have any further duties or obligations to the other hereunder.

8.03 SECOND DUE DILIGENCE DOCUMENTS AND SECOND CONTINGENCY PERIOD. As soon as available, but in any event no later than at least ten (10) business days prior to the Closing Date (the "Second Contingency Period"), Seller, at Seller's expense shall deliver to Buyer the following items for review and acceptance:

     (a) MAI appraisal, stating the value of the Property with the completed Improvements thereon;

     (b) As-built survey as described on Exhibit "C" attached hereto;

     (c) Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the First Due Diligence Documents;

     (d) Copies of final draw documentation including but not limited to: copies of executed contractor's final AIA documents G 702 and G 703, copies of all change orders executed by Lessee, contractor and architect; copies of all lien waivers for any contractor or subcontractor contract that exceeds $15,000; copies of all invoices for soft costs as allowed in the project cost statement with a copy of Lessee's check attached showing payment of the invoice and;

     (e) Copies of material warranties for the Improvements on the Property.

     (All of the above-described documents (a) through (e) are hereinafter collectively the "Second Due Diligence
     Documents").

      Buyer shall have five (5) business days to examine and to accept all of the above-described Second Due Diligence Documents. After Buyer's receipt and review of the Second Due Diligence Documents, Buyer may cancel this Agreement if any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second Contingency Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement neither party shall have any further duties or obligations to the other hereunder.

       It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the information reflected in the First or Second Due Diligence Documents after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, the Seller shall deliver to the Buyer any documentation that comes in the Seller's possession that modifies any of the First or Second Due Diligence Documents, including the Lease or could render any of the First or Second Due Diligence Documents materially inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such document or documents.

9. CLOSING COSTS. Seller shall pay all costs of closing, including, but not limited to, the owner's title insurance policy, recording fees, escrow fees, the costs of obtaining or the updating and certifying of all Due Diligence Documents. Seller shall pay all costs of closing, including, but not limited to, recording fees, escrow fees, the costs of obtaining or the updating and certifying of all Due Diligence Documents and Buyer's attorneys' fees.

10. REAL ESTATE TAXES AND ASSESSMENTS\UTILITY CHARGES AND EXPENSES. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date. It is understood between Seller and Buyer that all unpaid levied and pending special assessments, utility charges, and personal property taxes are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date.

11.  Intentionally Omitted.

12.    SELLER'S  REPRESENTATIONS  AND  WARRANTIES.    Seller
represents and warrants as of this date and to the best of Seller's knowledge after due inquiry that:

     (a) Except for this Agreement and the Lease between Seller and Buyer, it is not aware of any other agreements or leases with respect to the Property.

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (c)  It  does  not  have  any  actions  or  proceedings
          pending,   which  would  materially   affect   the
          Property,   except   matters  fully   covered   by
          insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns;

     (f)  The  Property  is in good condition, substantially
          undamaged by fire and other hazards, and  has  not
          been   made   the  subject  of  any   condemnation
          proceeding;

     (g)  The  use and operation of the Property now  is  in
          full  compliance with applicable local, state  and
          federal   laws,   ordinances,   regulations    and
          requirements;

     (h) Except to the except as previously disclosed to Buyer in writing: Seller has not caused or permitted any, and to the best of Seller's knowledge after due inquiry, the Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property, including, but not limited to, soil and groundwater conditions. There is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property;

     (i)  These   Seller's  representations  and  warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

13.    BUYER'S   REPRESENTATIONS  AND   WARRANTIES.    Buyer
represents and warrants to Seller that:

     (a) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound;

     (c)  These   Buyer's  representations  and   warranties
          deemed  to  be true and correct as of the  Closing
          Date and shall survive the closing.

14.  CLOSING.

(a) Three (3) days prior to the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing Date:

     (1) A general warranty deed conveying insurable title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Estoppel letter from Lessee, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (2) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the First Contingency Period;

     (3) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     (4) Opinion of Counsel regarding enforceability of the Lease and compliance with local law (from an attorney acceptable to AEI in the state where the Property is located) in form and substance as agreed to between Seller an Buyer during the First Contingency Period;

     (5) Opinion of Counsel regarding due authority of Lessee and execution and delivery of the Lease by Lessee (from Lessee's counsel), in a form and substance as agreed to between Seller and Buyer during the First Contingency Period ;

     (6) Assignments of all material warranties (and the written consents of the assignments thereof by the party giving the warranty) from the party or parties constructing the Improvements on the Property.

     (7) Certificates of insurance as required of the Lessee as required by the Lease;

     (8) Copy of the final unconditional Certificate of Occupancy for the Property authorizing Lessee's use and occupancy of the Property, or a Certificate of Occupancy subject to such conditions as may be reasonably approved by Buyer and an Escrow meeting the mutual approval of Seller and Buyer providing for the funding for the completion of such conditional items has been established;

     (9) Certificate of Completion executed by the general contractor and the Seller, in form and substance as agreed to between the Seller and Buyer prior to the end of the First Contingency Period;

     (10) A down-dated title commitment for an owner's title insurance policy, reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer, with all Schedule C requirements removed;

     (11) Copies  of  any  and  all  certificates,  permits,
          licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements; and

     (12) Certified project cost statement, signed by Seller, itemizing the following costs: land acquisition, building construction and site work, and lien waivers from the General Contractor and subcontractors of contracts over $15,000.

(b) On or before the Closing Date, Buyer will deposit the Purchase Price with the Closing Agent;

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option in the event of any of the following occurrences:

     (a) Seller fails to comply with any of the terms hereof;

     (b) Any representation made or contained in any submission from Seller, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     (c) There has been a material adverse change in the financial condition of Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or to perform under the Lease;

     (d)  Any    bankruptcy,   reorganization,   insolvency,
          withdrawal, or similar proceeding is instituted by or against Seller or Lessee or Guarantor;

     (e)  Seller shall be dissolved, liquidated or wound up;

     (f) Notice given by Buyer pursuant to any right of termination herein.

16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in
Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting form said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Lessee.

     If prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding, subject to the rights of the Lessee.

17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:
          Texas Roadhouse Holdings LLC.
          6040 Dutchmans Lane, Suite 400
          Louisville, KY  40205
          Attention:  William B. Rea, Jr.

If to Buyer:
          AEI Income & Growth Fund 24 LLC
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, Minnesota 55101
          Attention:  Robert P. Johnson

      Notice shall be deemed received 48 hours after proper deposit in U.S. Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.


18.  MISCELLANEOUS.

a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at it election, extend the Closing Date, exercise any remedy available to it by law, or terminate this Agreement.

c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate or affiliates of Buyer.

19.  COMMITMENT FEE.

     Seller shall pay to Buyer an application and commitment fee equal to one percent (1.0%) of the Purchase Price (the
"Commitment Fee") at the time of Seller's execution of this Agreement.

      Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has three
(3) business days within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement effective as of the day and year above first written.


SELLER:

Texas Roadhouse Holdings LLC

            By:  WKT Restaurant Corp., its Manager

            By: /s/ William B Rey
            Its:  Chief Financial Officer


BUYER:

AEI INCOME & GROWTH FUND 24 LLC

            By: AEI FUND MANAGEMENT XXI, INC.

            By: /s/ Robert P Johnson
                    Robert P. Johnson, its President





                         EXHIBIT "A"

                      LEGAL DESCRIPTION

PARCEL I: A tract of Land being all of Lot 15 and the northwesterly 64.00 feet of Lot 16 of 50/94 RETAIL CENTER PLAT, recorded as document no. 1085556, being part of the southwest 1/4 of section 6, town 1 north, range 22 east, in the City of Kenosha, County of Kenosha and State of Wisconsin, bounded and described as follows:

Commence at the northwest corner of said Lot 15; thence north 89 degrees 03 minutes 57 seconds east for a distance of 225.15 feet along the north line of said Lot, to point; thence south 00 degrees 56 minutes 03 seconds east for a distance of 158.25 feet, along the east line of said Lot, to a point; thence along a curve to the left with an arc distance of 90.53 and a radius of 110.00 feet, being subtended by a chord, of south 24 degrees 17 minutes 57.5 seconds east for a distance of 88.04 feet, along the east line of said lot, to a pont being the southeast corner of said Lot 15; thence south 47 degrees 39 minutes 52 seconds east for a distance of 64.00 feet, along the northeast line of Lot 16, to a po9int; thence south 42 degrees 11 minutes 58 seconds west for a distance of 277.92 feet, parallel to the common lot line of Lots 15 and 16, to a point; thence north 47 degrees 48 minutes 02 seconds west for a distance of 34.68 feet, along the southwesterly lot line of Lot 16 to a point; thence along a curve to the right with an arc distance of 198.19 feet and a radius of 250.00 feet, being subtended by a chord of north 25 degrees 05 minutes 22 seconds west for a distance of 193.04 feet, along the southwesterly lot line of Lots 15 and 16; thence north 02 degrees 22 minutes 42 seconds west for a distance of 198.27 feet, along the west line of Lot 15, to a point; thence north 89 degrees 02 minutes 26 seconds west for a distance of 5.00 feet, al,ong the west line of Lot 15, to a po9int; thence north 02 degrees 22 minutes 42 seconds west for distance of 87.59 feet, along the west line of Lot 15, to the point of commencement.

PARCEL  II:   Rights contained in Declaration of  covenants,
Restriction and Easements for the 50/94 Center recorded  May
29, 1998 as document number 1098893.